Exhibit 99.1

FOR IMMEDIATE RELEASE

Analysts and Institutional Investors:	Shareholder Services:
James A. Fleming
EVP - Chief Financial Officer	T 855-347-0042 (toll free)
T 404-465-2200	F 816-701-7629
E IR@columbiapropertytrust.com	E shareholders@columbiapropertytrust.com

Tripp Sullivan
Corporate Communications, Inc.
T 615-324-7335
E tripp.sullivan@cci-ir.com

Columbia Property Trust Reports Third Quarter 2013 Results
ATLANTA--November 5, 2013--Columbia Property Trust, Inc. (the “Company”) (NYSE: CXP), one of the nation’s largest office REITs, reported financial results today for the third quarter and nine months ended September 30, 2013.
Recent Highlights:

•	Listed shares of common stock on New York Stock Exchange on October 10, 2013

•	Closed sale of 18 properties for gross sales price of $521.5 million on November 5, 2013

•	Improved borrowing terms on $950 million of unsecured bank debt

•
Delivered Normalized FFO of $0.53 per diluted share for the third quarter of 2013, up 4% from the prior-year period, and AFFO of $0.38 per diluted share for the third quarter of 2013, up 52% from the prior-year period

•	Reduced the dividend, effective with the fourth quarter to an annualized rate of $1.20 per share
“The third quarter results are in line with the strong second half we’ve anticipated. Our team has achieved significant leasing success, leading to extended lease maturities and sustained high occupancy levels. We’ve also taken important steps to reduce borrowing costs through debt restructuring, and to provide liquidity for shareholders through our recent listing on the NYSE,” noted Nelson Mills, President, CEO and Director of Columbia Property Trust. “We expect to create growth in income and share value by recycling a substantial portion of our investment capital into assets with better potential for performance and growth, and by continuing to proactively and assertively renew or replace leases on beneficial terms. We’ve already demonstrated the benefit of these strategies with the performance of our portfolio during the quarter.
“We’re off to a great start in the fourth quarter with the completion of our 18-property disposition earlier this month. Including this disposition, we have reduced our number of markets from 31 to 16 since early 2012 -- an important part of our strategy to improve operational focus and concentration in key markets. The $500 million in net proceeds from this sale, along with our already strong balance sheet, should position us well for the continued execution of our strategy for growth.”

Capital Markets Activity:

•
In August, we amended our $500 million unsecured revolving credit facility by reducing the interest rate by 50 basis points, extending the maturity date by 27 months, with a one-year extension option, and providing an accordion feature that allows the company to increase borrowings up to an aggregate amount of $800 million, subject to certain conditions.

•
In August, we also amended our $450 million unsecured term loan by reducing the interest rate by 35 basis points, adding a one-year extension option, and providing an accordion feature that allows the company to increase borrowings up to an aggregate amount of $700 million, subject to certain conditions.

Capital Recycling:

•
In November, we closed on the sale of 18 properties for a gross price of $521.5 million. The net proceeds of approximately $500 million will be used to fund our previously disclosed tender offer and to pay down borrowings on the unsecured revolver. This disposition significantly narrows our geographic focus to 16 existing markets, increases our top 10 market concentration to 88% of annualized lease revenue and brings us to over $910 million of dispositions completed since 2011.

•
In connection with preparing for this disposition, we reduced the aggregate carrying value of the properties to the net sales price by recognizing a $12.9 million impairment loss in the third quarter, which is reflected in Net Income Attributable to Common Stockholders.

Portfolio Highlights:

•
During the third quarter, we entered into leases for approximately 525,000 rentable square feet of office space (related primarily to lease extensions) with an average remaining lease term of approximately 10 years. Our third quarter leasing renewals included an early renewal of approximately 250,000 square feet at 9 Technology Drive in Boston, Massachusetts and approximately 125,000 square feet at the Corridors III property in Chicago, Illinois.

•	As of September 30, 2013, our portfolio of 60 office properties was 93.2% leased and 91.9% occupied compared with 91.7% leased and 91.5% occupied as of September 30, 2012.

•
During the third quarter, we achieved a 74.2% tenant retention ratio with positive net absorption of 28,619 square feet. We also experienced an 8.9% decrease on our renewal rental rates and a 0.7% increase on our new lease/extension rental rates.

Financial Results:
Net Income Attributable to Common Stockholders was $4.8 million, or $0.04 per diluted share, for the third quarter of 2013 compared with Net Loss Attributable to Common Stockholders of $5.9 million, or $(0.04) per diluted share, for the third quarter of 2012. Net Income Attributable to Common Stockholders was $2.8 million, or $0.02 per diluted share, for the first nine months of 2013 compared with Net Income Attributable to Common Stockholders of $36.2 million, or $0.26 per diluted share, for the first nine months of 2012.
Funds from Operations (FFO) was $70.6 million, or $0.52 per diluted share, for the third quarter of 2013 compared with $67.6 million, or $0.49 per diluted share, in the prior-year period. FFO for the first nine months of 2013 was $181.0 million, or $1.33 per diluted share, compared with $208.1 million, or $1.52 per diluted share, in the prior-year period.
Normalized FFO was $71.4 million, or $0.53 per diluted share, for the third quarter of 2013 compared with $69.1 million, or $0.51 per diluted share, in the prior-year period. Normalized FFO was $210.9 million, or $1.55 per diluted share, for the first nine months of 2013 compared with $209.6 million, or $1.53 per diluted share, in the prior-year period.

Adjusted FFO (AFFO) was $50.6 million, or $0.38 per diluted share, for the third quarter of 2013 compared with $33.6 million, or $0.25 per diluted share, in the prior-year period. AFFO was $143.8 million, or $1.06 per diluted share, for the first nine months of 2013 compared with $153.9 million, or $1.13 per diluted share, for the prior-year period.
Net Operating Income (NOI) for the third quarter of 2013 increased 2.0% on a GAAP basis and increased 1.0% on a cash basis compared with the prior-year period. Same Store NOI for the third quarter of 2013 increased 2.1% on a GAAP basis and increased 1.4% on a cash basis compared with the prior-year period.
Listing Activity:

•	On October 10, 2013, we listed our common shares on the New York Stock Exchange under the ticker symbol “CXP.”

•
On October 10, 2013, we also commenced a modified “Dutch Auction” tender offer to purchase up to $300 million of our shares of common stock at a price between $22.00 and $25.00 per share. The Company believes that repurchases at any price within this price range would result in the Company repurchasing shares of common stock below current net asset value per share.

•
In the third quarter, we took steps to prepare for listing by suspending our Distribution Reinvestment Plan and terminating our Share Redemption Program, effecting a four-for-one reverse stock split, and repurchasing for cash all of the fractional shares remaining upon completion of the reverse stock split.

Distributions:
On August 6, 2013, the Board of Directors declared a regular quarterly dividend for the third quarter of 2013 of $0.38 per share (adjusted for the four-for-one reverse stock split made effective August 14, 2013). The dividend was payable to shareholders of record as of September 15, 2013. On September 17, 2013, the Board declared a regular quarterly dividend for the fourth quarter of 2013 of $0.30 per share, or an annualized rate of $1.20 per share. The dividend is payable on December 17, 2013 to shareholders of record as of December 3, 2013.
Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on Wednesday, November 6, 2013, at 1:00 p.m. ET to discuss quarterly financial results, business highlights and provide a Company update. The number to call for this interactive teleconference is (212) 231-2909. A replay of the conference call will be available through November 13, 2013, by dialing (800) 633-8284 or (402) 977-9140 and entering the confirmation number, 21681943.
The live audio webcast of the Company’s quarterly conference call will be available online in the Investor Relations section of the Company’s website at ColumbiaPropertyTrust.com. The online replay will be available in the Investor Relations section of the Company’s website shortly after the call and archived for approximately twelve months following the call.

About Columbia Property Trust
One of the nation’s largest office REITs, Columbia Property Trust invests in high-quality commercial office properties in primary markets nationwide and has achieved an investment-grade rating from both Moody's and Standard & Poor’s rating services. Currently, the REIT’s $5 billion portfolio consists of 59 operational buildings in 13 states and the District of Columbia, totaling 16.8 million square feet. For information about Columbia Property Trust, visit www.ColumbiaPropertyTrust.com.

Non-GAAP Supplemental Financial Measure Definitions:
Funds from Operations - Funds from operations (“FFO”) is a non-GAAP measure used by many investors and analysts that follow the real estate industry to measure the performance of an equity REIT. We consider FFO a useful measure of our performance because it principally adjusts for the effects of GAAP depreciation and amortization of real estate assets, which assume that the value of real estate diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful supplemental measure of our performance. We believe that the use of FFO, combined with the required GAAP presentations, is beneficial in improving our investors' understanding of our operating results and allowing for comparisons among other companies who define FFO as we do.
FFO, as defined by the National Association of Real Estate Investment Trusts ("NAREIT"), represents net income (computed in accordance with GAAP), excluding gains (losses) on sales of real estate and impairments of real estate assets, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We compute FFO in accordance with NAREIT's definition, which may differ from the methodology for calculating FFO, or similarly titled measures, used by other companies and this may not be comparable to those presentations.
FFO does not represent amounts available for management's discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions. Our presentation of FFO should not be considered as an alternative to net income.
Normalized FFO - We calculate Normalized FFO by adjusting FFO to exclude (i) consulting and transition services fees, (ii) listing costs, and (ii) real estate acquisition-related costs. Such items create significant earnings volatility. We believe Normalized FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Normalized FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Normalized FFO.
Adjusted Funds from Operations- We calculate Adjusted Funds From Operations (“AFFO”) by adjusting Normalized FFO to exclude (i) additional amortization of lease assets (liabilities), (ii) straight-line rental income, (iii) gain (loss) on interest rate swaps, (iv) and non-incremental capital expenditures, and adding back (v) non-cash interest expense. Because AFFO adjusts for income and expenses that we believe are not reflective of the sustainability of our ongoing operating performance, we believe AFFO provides useful supplemental information. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.
Forward-Looking Statements:
Certain statements contained in this press release other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such statements include, in particular, statements about our plans, strategies, and prospects and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the U.S. Securities and Exchange Commission ("SEC"). We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements contained in this press release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Any such forward-looking statements are subject to risks, uncertainties, and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive, and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual conditions, our ability to accurately anticipate results expressed in such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. See Item 1A in the Company's most recently filed Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of some of the risks and uncertainties that could cause actual results to differ materially from those presented in our forward-looking statements. The risk factors described in our Annual Report are not the only ones we face, but do represent those risks and uncertainties that we believe are material to us. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also harm our business.
Important Information:
This press release on Form 8-K is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The full details of the Tender Offer, including complete instructions on how to tender shares, are included in the Offer to Purchase, the Letter of Transmittal and other related materials that the Company has distributed to stockholders and has filed with the SEC. Stockholders may obtain free copies of the Offer to Purchase, the Letter of Transmittal and other related materials that the Company has filed with the SEC at the SEC’s website at http://www.sec.gov or by calling Georgeson Inc., the information agent for the Tender Offer, at (877) 278-9670 (toll free). Questions and requests for assistance by retail stockholders may be directed to Georgeson Inc. at (877) 278-9670 (toll free). Questions and requests for assistance by institutional stockholders may be directed to Morgan Stanley & Co. LLC and Goldman, Sachs & Co., the Dealer Managers for the Tender Offer, at: (888) 726-2634 (Morgan Stanley toll free) or (800) 323-5678 (Goldman Sachs toll free). In addition, stockholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at http://www.columbiapropertytrust.com or by directing a request to Columbia Shareholder Services, c/o DST Systems, Inc., P.O. Box 219453, Kansas City, MO 64121-9453, or by phone at (855) 347-0042 (toll free).

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	(Unaudited)		(Unaudited)
	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Revenues:
Rental income	$116,005	$107,355	$348,075	$327,398
Tenant reimbursements	26,429	26,582	76,312	75,855
Hotel income	6,788	6,689	18,304	17,527
Other property income	782	4,082	2,328	6,239
	150,004	144,708	445,019	427,019
Expenses:
Property operating costs	46,314	44,370	133,156	125,631
Hotel operating costs	4,693	4,913	13,774	14,006
Asset and property management fees:
Related-party	—	8,381	5,541	25,874
Other	380	711	1,760	2,061
Depreciation	30,911	28,156	91,771	84,023
Amortization	22,027	23,423	66,264	75,893
Impairment loss on real estate assets	12,870	—	29,737	—
General and administrative	7,943	6,789	53,963	18,273
Listing costs	756	—	756	—
	125,894	116,743	396,722	345,761
Real estate operating income	24,110	27,965	48,297	81,258
Other income (expense):
Interest expense	(27,694)	(26,749)	(82,129)	(79,556)
Interest and other income	9,168	10,011	27,553	30,039
Loss on interest rate swaps	(419)	(29)	(198)	(118)
	(18,945)	(16,767)	(54,774)	(49,635)
Income before income tax expense	5,165	11,198	(6,477)	31,623
Income tax expense	(428)	(252)	(656)	(553)
Income from continuing operations	4,737	10,946	(7,133)	31,070
Discontinued operations:
Operating income (loss) from discontinued operations	63	(16,805)	(88)	(11,827)
Gains on disposition of discontinued operations	—	—	10,014	16,947
Income (loss) from discontinued operations	63	(16,805)	9,926	5,120
Net income (loss)	4,800	(5,859)	2,793	36,190
Less: net income attributable to nonredeemable noncontrolling interests	—	—	—	(4)
Net income (loss) attributable to the common stockholders of Columbia Property Trust, Inc.	$4,800	$(5,859)	$2,793	$36,186
Per-share information – basic and diluted:
Income from continuing operations	$0.04	$0.08	$(0.05)	$0.23
Income (loss) from discontinued operations	$0.00	$(0.12)	$0.07	$0.04
Net income (loss) attributable to the common stockholders of Columbia Property Trust, Inc.	$0.04	$(0.04)	$0.02	$0.26
Weighted-average common shares outstanding – basic and diluted	134,668	136,741	135,661	136,559
Dividends per share	$0.380	$0.500	$1.140	$1.500

All share amounts and computations using such amounts have been retroactively adjusted to reflect the August 14, 2013 four-for-one reverse stock split.

COLUMBIA PROPERTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per-share amounts)

	(Unaudited)	(Unaudited)
	September 30, 2013	December 31, 2012
Assets:
Real estate assets, at cost:
Land	$784,381	$789,237
Buildings and improvements, less accumulated depreciation of $666,162 and $580,334, as of September 30, 2013 and December 31, 2012, respectively	3,340,143	3,468,218
Intangible lease assets, less accumulated amortization of $344,274 and $315,840, as of September 30, 2013 and December 31, 2012, respectively	305,499	341,460
Construction in progress	5,900	12,680
Total real estate assets	4,435,923	4,611,595
Cash and cash equivalents	59,908	53,657
Tenant receivables, net of allowance for doubtful accounts of $823 and $117, as of September 30, 2013 and December 31, 2012, respectively	11,103	14,426
Straight line rent receivable	137,980	119,673
Prepaid expenses and other assets	33,679	29,373
Deferred financing costs, less accumulated amortization of $11,235 and $8,527, as of September 30, 2013 and December 31, 2012, respectively	11,129	10,490
Intangible lease origination costs, less accumulated amortization of $257,694 and $230,930, as of September 30, 2013 and December 31, 2012, respectively	177,029	206,927
Deferred lease costs, less accumulated amortization of $32,015 and $24,222, as of September 30, 2013 and December 31, 2012, respectively	109,874	98,808
Investment in development authority bonds	586,000	586,000
Total assets	$5,562,625	$5,730,949
Liabilities:
Line of credit and notes payable	$1,461,040	$1,401,618
Bonds payable, net of discount of $1,133 and $1,322, as of September 30, 2013 and December 31, 2012, respectively	248,867	248,678
Accounts payable, accrued expenses, and accrued capital expenditures	93,965	102,858
Due to affiliates	8,875	1,920
Deferred income	28,290	28,071
Intangible lease liabilities, less accumulated amortization of $93,130 and $84,326, as of September 30, 2013 and December 31, 2012, respectively	87,226	98,298
Obligations under capital leases	586,000	586,000
Total liabilities	2,514,263	2,467,443
Commitments and Contingencies	—	—
Redeemable Common Stock	—	99,526
Equity:
Common stock, $0.01 par value, 900,000,000 shares authorized, 134,192,610 and 136,900,911 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	1,342	1,369
Additional paid-in capital	4,836,291	4,901,889
Cumulative distributions in excess of earnings	(1,785,762)	(1,634,531)
Redeemable common stock	—	(99,526)
Other comprehensive loss	(3,509)	(5,221)
Total equity	3,048,362	3,163,980
Total liabilities, redeemable common stock, and equity	$5,562,625	$5,730,949

COLUMBIA PROPERTY TRUST, INC.
FUNDS FROM OPERATIONS, NORMALIZED FUNDS FROM OPERATIONS
AND ADJUSTED FUNDS FROM OPERATIONS
(in thousands, except per-share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Reconciliation of Net Income to Funds From Operations and Adjusted Funds From Operations:
Net income (loss) attributable to the common stockholders of Columbia Property Trust, Inc.	$4,800	$(5,859)	$2,793	$36,186
Adjustments:
Depreciation of real estate assets	30,911	30,410	92,146	90,767
Amortization of lease-related costs	22,027	24,630	66,301	79,645
Impairment loss on real estate assets	12,870	18,467	29,737	18,467
Gain on disposition of discontinued operations	—	—	(10,014)	(16,947)
Total Funds From Operations adjustments	65,808	73,507	178,170	171,932
Funds From Operations	$70,608	$67,648	$180,963	$208,118
Consulting and transition services fees (1)	—	1,500	29,187	1,500
Listing costs	756	—	756	—
Normalized FFO	$71,364	$69,148	$210,906	$209,618
Other income (expenses) included in net income (loss), which do not correlate with our operations:
Additional amortization of lease assets (liabilities) (2)	(411)	110	(1,584)	(1,575)
Straight-line rental income	(6,067)	(3,949)	(19,188)	(4,794)
Gain (loss) on interest rate swaps	(892)	(280)	(4,353)	(807)
Non-cash interest expense (3)	1,227	996	2,947	2,893
Total other non-cash adjustments	(6,143)	(3,123)	(22,178)	(4,283)

Non-incremental capital expenditures (4)	(14,595)	(32,411)	(44,887)	(51,468)
Real estate acquisition-related costs	—	—	—	—
Adjusted FFO	$50,626	$33,614	$143,841	$153,867
Weighted-average shares outstanding	134,668	136,741	135,661	136,559
Per-share information
FFO per share	$0.52	$0.49	$1.33	$1.52
Normalized FFO per share	$0.53	$0.51	$1.55	$1.53
Adjusted FFO per share	$0.38	$0.25	$1.06	$1.13

(1)	See 10-Q filed May 8, 2013 for a description of these one time fees.

(2)
GAAP implicitly assumes that the value of intangible lease assets (liabilities) diminishes predictably over time and, thus, requires these charges to be recognized ratably over the respective lease terms. Such intangible lease assets (liabilities) arise from the allocation of acquisition price related to direct costs associated with obtaining a new tenant, the value of opportunity costs associated with lost rentals, the value of tenant relationships, and the value of effective rental rates of in-place leases that are above or below market rates of comparable leases at the time of acquisition. Like real estate values, market lease rates in aggregate have historically risen or fallen with local market conditions.

(3)
This item represents amortization of financing costs paid in connection with executing our debt instruments, and the accretion of premiums (and amortization of discounts) on certain of our debt instruments. GAAP requires these items to be recognized over the remaining term of the respective debt instrument, which may not correlate with the ongoing operations of our real estate portfolio.

(4)
Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets’ income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure.

COLUMBIA PROPERTY TRUST, INC.
NET OPERATING INCOME AND SAME STORE NET OPERATING INCOME
(in thousands)

	Three months ended September 30,
	2013	2012
Reconciliation of Net Income to Net Operating Income and Same Store Net Operating Income:
Net income (loss) attributable to the common stockholders of Columbia Property Trust, Inc.	$4,800	$(5,859)
Net interest expense	27,694	26,749
Interest income from development authority bonds	(9,107)	(10,007)
Income tax expense (benefit)	428	252
Depreciation	30,911	28,156
Amortization	22,027	23,423
Impairment loss (1)	12,870	18,467
Consulting and transition services fees (2)	—	1,500
Listing costs	756	—
EBITDA from discontinued operations	—	3,999
EBITDA	$90,379	$86,680
Asset management fees (1)	—	7,875
General and administrative	7,943	5,289
Interest rate swap valuation adjustment	(892)	(280)
Interest expense associated with interest rate swaps	1,311	309
Lease termination income - GAAP (3)	(435)	(3,827)
Lease termination expense - GAAP (3)	—	251
NOI - GAAP basis from discontinued operations	156	224
Net Operating Income - GAAP Basis	$98,462	$96,521
Net Operating Income from:
Acquisitions (4)	(6,228)	—
Dispositions (5)	(218)	(6,358)
Same Store NOI - GAAP Basis	$92,016	$90,163

(1)	Includes amounts attributable to consolidated properties, including discontinued operations.

(2)
Includes nonrecurring fees incurred under the consulting and transition services agreements. See Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and Annual Report on Form 10-K for the year ended December 31, 2012 for a description of these fees.

(3)	Includes adjustments for straight line-rent related to lease terminations.Acquisitions include 333 Market Street in San Francisco, CA, acquired in December 2012.

(4)	Acquisitions include 333 Market Street in San Francisco, CA, acquired in December 2012.

(5)	Dispositions include 2000 Park Lane, Lakepointes 3/5, Tampa Commons, Baldwin Point, 180 E 100 South, Edgewater, 11950 Corporate Blvd, One West Fourth and Dvintsev Business Center B.